UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2005

Xenonics Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50775	84-1433854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2236 Rutherford Road, Ste 123, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 438-4004

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2005, the stockholders of Xenonics Holdings, Inc. approved the 2004 Stock Incentive Plan of Xenonics Holdings, Inc. The Board of Directors adopted the plan on December 7, 2004.
The plan authorizes the granting of the following types of awards to persons who are employees, officers or directors of Xenonics Holdings, Inc. or its subsidiaries or who are consultants or advisers to such entities:
• "Incentive stock options" that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and the regulations thereunder;
• "Non-qualified stock options" that are not intended to be incentive options; and
• Shares of common stock that are subject to specified restrictions.
Subject to the adjustment provisions of the plan that are applicable in the event of a stock dividend, stock split, reverse stock split or similar transaction, up to 1,500,000 shares of common stock may be issued under the plan.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – 2004 Stock Incentive Plan of Xenonics Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

March 3, 2005	By:	/s/ Alan P. Magerman

Name: Alan P. Magerman
Title: Chief Executive Officer

Xenonics Holdings, Inc.

March 3, 2005	By:	/s/ Donna G. Lee

Name: Donna G. Lee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	2004 Stock Incentive Plan of Xenonics Holdings, Inc.